CORNERSTONE STRATEGIC VALUE FUND, INC.
                                                  383 Madison Avenue, 23rd Floor
                                                        New York, New York 10179
                                                                  (800) 870-0658

Dear Fellow Stockholder:

            YOU ARE ONE OF THE LARGER STOCKHOLDERS OF CLM, AND WE DO
                       NOT YET HAVE YOUR VOTE ON RECORD.
                            WE NEED YOUR VOTE TODAY!

                      A RECENT TALLY OF SHARES VOTED SHOWS
                ALMOST 95% IN FAVOR OF THE TWO MERGER PROPOSALS!
                    YOUR FUND'S MEETING IS ON JUNE 10, 2004.

                           PLEASE VOTE BY PHONE TODAY.
                CALL THE TOLL-FREE NUMBER ON THE ENCLOSED BALLOT,
                      OR VOTE ON-LINE AT WWW.PROXYVOTE.COM.

The benefits to CLM stockholders of these two mergers have been discussed in the proxy materials and previous mailings, including:

     >>   SIGNIFICANTLY LARGER ASSET BASE
     >>   GREATER ECONOMIES OF SCALE FOR OPERATIONS AND EXPENSES
     >>   IMPROVED OPERATING EXPENSE RATIO
     >>   ENHANCED MARKET LIQUIDITY
     >>   POTENTIAL IMPROVED TAX BENEFITS
     >>   BROADER PORTFOLIO DIVERSIFICATION
     >>   LOWER EXPENSES FROM BETTER MANAGEMENT FEE WAIVER

     |X|  CLM STOCKHOLDER VALUE IS NOT DILUTED
     |X|  REGULAR DISTRIBUTIONS CONTINUE
     |X|  INVESTMENT OBJECTIVES REMAIN UNCHANGED

WE NEED OVER 50% OF OUTSTANDING SHARES IN ORDER TO PASS THE MERGERS, SO YOUR VOTE IS PARTICULARLY IMPORTANT TO AVOID ADDITIONAL COSTS TO YOUR FUND FROM RESCHEDULING THE STOCKHOLDER'S MEETING.

YOUR BOARD OF DIRECTORS BELIEVES THAT THESE MERGERS ARE IN THE BEST INTERESTS OF CLM STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

Respectfully,
Ralph W. Bradshaw, President




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